UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021

QUINSTREET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34628	77-0512121
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Tower Lane, 6th Floor

Foster City, CA 94404

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 578-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	QNST	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2021 the board of directors (the “Board”) of QuinStreet, Inc. (the “Company”) appointed digital industry veteran Hillary Smith to serve as a Class II director to hold office until the Company’s 2023 annual meeting of stockholders, or until her earlier resignation or removal. As compensation for her service on the Board, Ms. Smith will receive compensation as follows: (i) $40,000 per year for service as a Board member; (ii) $2,000 for each in-person Board meeting and $1,000 for each telephonic Board meeting; (iii) an initial equity award comprised of options to purchase 50,000 shares of the Company's common stock, which vests monthly over a period of four years, and a service-vesting restricted stock unit (“RSU”) award of 10,000 shares, which vests daily over a period of four years; and (iv) annually, on the date of the Company's annual stockholders meeting, an RSU award equal to a grant date cash value of $100,000, which vests daily over a period of one year. Ms. Smith has entered into the Company’s standard indemnification agreement for non-employee directors.

Ms. Smith has served on the board of directors at Yext since October 2020, where she serves as a member of the compensation committee; on the board of directors at Elevate Services, Inc., a private company that offers consulting, technology, and services to law departments and law firms, since November 2018; and on the board of directors at the National Center for Lesbian Rights since September 2019. Ms. Smith has served as an operating partner at Craft Ventures since September 2019 and also serves as a consultant to various technology companies. Previously, Ms. Smith served as general counsel at a number of public and private technologies companies most recently Square, Inc., from December 2016 to March 2018. From July 2015 to October 2016, Ms. Smith served as general counsel and corporate secretary for Zenefits, and from May 2010 to June 2015, she served as general counsel to SuccessFactors, Inc. Ms. Smith served as SVP, general counsel and corporate secretary for DoubleClick from March 2000 to September 2005, and general counsel for Right Media and associate general counsel for Yahoo! Inc. from January 2007 to May 2010. Ms. Smith holds a B.A. in History from Montana State University-Bozeman and a J.D. from Cornell Law School. The Board has determined that Ms. Smith is qualified to serve as a member of the Board because of her public board experience, legal and regulatory expertise, executive experience, and knowledge in digital marketing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINSTREET, INC.

Dated: April 29, 2021	By:	/s/ Martin J. Collins
Martin J. Collins
Chief Legal & Privacy Officer